UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2007

APP PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33407	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 300 East, Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 969-2700

Abraxis BioScience, Inc.

11755 Wilshire Blvd, Suite 2000

Los Angeles, CA 90025

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 13, 2007, Abraxis BioScience, Inc. (“Abraxis”) completed a reorganization into a holding company structure in accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”). Abraxis effected this reorganization to facilitate a previously-announced transaction (the “Spin Transaction”) involving the spin-off Abraxis’ proprietary products business. The Spin Transaction is anticipated to be completed as 11:59 p.m. Eastern Standard Time, on November 13, 2007. Following completion of the Spin Transaction, the proprietary products business will be operated by New Abraxis, Inc. (“New Abraxis”) and its subsidiaries.

The Reorganization was effected pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”) among Abraxis, APP Pharmaceuticals, Inc. (the “Company”) and Abraxis BioScience, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“MergerCo”). The Merger Agreement provided for the merger of Abraxis into MergerCo, with MergerCo surviving as a wholly owned subsidiary of the Company (the “Merger”). Prior to the Merger, the Company was a direct, wholly-owned subsidiary of Abraxis that was organized for the sole purpose of implementing the Merger. Pursuant to Section 251(g) of the DGCL, stockholder approval of the Merger was not required.

As a result of the Merger, all of the outstanding capital stock of Abraxis was converted, on a share-for-share basis, into capital stock of the Company. As a result, each former stockholder of Abraxis became the owner of an identical number of shares of capital stock of the Company. Additionally, each outstanding option to purchase or other right to acquire shares of common stock of Abraxis was automatically converted into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of the Company’s common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of Abraxis are deemed to represent the same number of shares of capital stock of the Company. The Company’s common stock will continue to be listed on The NASDAQ Global Market, but its shares will commence trading under the symbol “APPX” as of November 14, 2007.

In the Merger, each stockholder received securities of the same class, evidencing the same proportional interests in the Company and having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions, as those that the stockholder held in Abraxis. Pursuant to Section 251(g) of the DGCL, the provisions of the certificate of incorporation and bylaws of the Company are substantially identical to those of Abraxis prior to the Merger. The authorized capital stock of the Company, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also substantially identical to those of the capital stock of Abraxis immediately prior to the Merger. The directors and executive officers of the Company immediately following the Merger were the same individuals who were directors and executive officers, respectively, of Abraxis immediately prior to the Merger.

Upon consummation of the Merger, the Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a) the Company is the successor issuer to Abraxis.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information relating to the Company’s acquisition of Abraxis described in Item 1.01, which is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the Spin Transaction, Kirk Calhoun, David Chen, Stephen Nimer and Leonard Shapiro resigned from the Company’s board of directors following the Merger to serve as directors of New Abraxis. Sir Richard Sykes also resigned from the Company’s board of directors.

Under the terms of the Merger Agreement, the Company adopted all of the active stockholder approved stock plans of Abraxis, including those in which its named executive officers may participate (the “Plans”). The Plans have been amended to reflect the assumption by Company of the obligations of Abraxis under the Plans. The adoption by the Company of the Plans and its assumption of Abraxis’ obligations under the Plans were approved by its Board of Directors.

The Company also assumed the obligations of Abraxis under various compensatory arrangements with the named executive officers and other officers pursuant to the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
3.1	Certificate of Incorporation of APP Pharmaceuticals, Inc.

3.2	Bylaws of New APP Pharmaceuticals, Inc.

10.1	Agreement of Merger and Plan of Reorganization among Abraxis BioScience, Inc., APP Pharmaceuticals, Inc. and Abraxis BioScience, LLC, dated November 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APP PHARMACEUTICALS, INC.

By:	/s/ Lisa Gopalakrishnan
Lisa Gopalakrishnan
Executive Vice President and Chief Financial Officer
Date: November 14, 2007